UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 27, 2012

____________________________

PHOTOTRON HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
20259 Ventura Boulevard Woodland Hills, CA 91364 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 24, 2011, the Registrant and 20259 Ventura Blvd. LP (“Lessor”) entered into a Settlement and Lease Termination Agreement (“Agreement”). The Registrant originally had entered into a lease agreement to lease 4,033 rentable square feet of office space, located at 20259 Ventura Blvd., Woodland Hills, CA 91364 through January 14, 2014 for approximately $8,033 per month (“Lease”). The Registrant agreed to settle any and all liabilities under the Lease for 1,884,796 shares of Phototron Holdings, Inc. common stock.

On February 27, 2012, the Registrant amended the Lease in order to reoccupy the office space located at 20259 Ventura Blvd. Woodland Hills, CA 91364 (“Amended Lease”). The Lease commences on April 1, 2012 and ends on June 30, 2015. For the first six months the base rent is $4,033 per month after which the base rent increases to $8,066 per month. In connection with the Amended Lease, the 1,884,796 shares issued under the Agreement were cancelled on April 23, 2012 by 20259 Ventura Blvd.

Item 9.01.	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: April 24, 2012 By: /s/ Sterling Scott

Sterling Scott

Chief Executive Officer